                 [KEVIN P. MARTIN & ASSOCIATES, P.C. LETTERHEAD]



               CONSENT TO INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We consent to the inclusion in this Registration Statement on Form S-11 of our report dated March 5, 2002 on the audit of the financial statements of BCA Associates Limited Partnership, f/k/a C & M Associates as of December 31, 2001. We also consent to our firm under the caption of "Experts."




                                        /s/ KEVIN P. MARTIN & ASSOCIATES, P.C.

                                        KEVIN P. MARTIN & ASSOCIATES, P.C.


May 29, 2002
Braintree, MA 02184